Exhibit 99.1

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF

EVERCHARM HOLDINGS LIMITED AND SUBSIDIARIES

MARCH 31, 2010 AND 2009

EVERCHARM HOLDINGS LIMITED AND SUBSIDIARIES

CONTENTS

Page
Consolidated financial statements:
Consolidated balance sheets	F-1
Consolidated statements of income and comprehensive income	F-2
Consolidated statements of cash flows	F-3
Notes to the consolidated financial statements	F-4~F-22

EVERCHARM HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in US$, except shares and per share data)

		March 31,	December 31,
	Note	2010	2009
ASSETS		(Unaudited)
Current assets
Cash and cash equivalents		$13,663,261	$12,695,444
Restricted cash		5,501,250	4,401,000
Accounts and notes receivable, net	4	22,389,667	18,584,909
Inventories	5	13,254,040	8,505,911
Prepayments and other receivables	6	904,989	1,317,584
Total current assets		55,713,207	45,504,848

Non-current assets
Property, plant and equipment, net	7	18,439,841	18,693,488
Customers relationship, net	8	935,346	1,020,377
Deferred tax assets	14	423,403	437,062
		$75,511,797	$65,655,775

LIABILITIES AND EQUITY
Current liabilities
Short-term loans	9	$11,442,600	$10,855,800
Accounts and notes payable	10	20,084,782	13,845,023
Amounts due to related party	12	775,021	2,411,708
Accrued expenses and other payables	11	1,231,586	1,432,710
Taxes payable	14	3,076,256	2,754,247
Total current liabilities		36,610,245	31,299,488

Non-current liabilities
Deferred tax liability	14	233,837	255,094
		36,844,082	31,554,582

Commitment and contingencies	16	-	-
Equity
Stockholders’ equity Common stock (US$1 par value, 6,435,000 shares authorized, issued and outstanding)		6,435,000	6,435,000
Additional paid-in capital		2,640,106	2,640,106
Appropriated retained earnings		5,560,724	5,560,724
Unappropriated retained earnings		17,040,776	12,731,466
Accumulated other comprehensive income		2,995,099	2,989,496
Total stockholders' equity		34,671,705	30,356,792

Noncontrolling interest		3,996,010	3,744,401
Total equity		38,667,715	34,101,193
		$75,511,797	$65,655,775

See notes to the consolidated financial statements

EVERCHARM HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Amounts in US$, except shares and per share data)

		Three Months Ended March 31,
	Note	2010	2009
		(Unaudited)	(Unaudited)
Revenues		$27,598,652	$22,200,629
Cost of goods sold		19,671,879	16,366,762
Gross margin		7,926,773	5,833,867
Operating expenses
Selling expenses		1,038,299	1,627,160
General and administrative expenses		906,422	949,455
		1,944,721	2,576,615
Other income (expenses)
Interest income		95,749	151,013
Interest expense		(152,868)	(279,696)
		(57,119)	(128,683)

Income before income tax expense and noncontrolling interest		5,924,933	3,128,569

Income tax expense	14	1,364,013	378,004
Net income		4,560,920	2,750,565
Less: net income attributable to noncontrolling interest		(251,609)	(40,274)
Net income attributable to stockholders		$4,309,311	$2,710,291

Basic and diluted earnings per share		0.67	0.42
Weighted-average number of shares outstanding - basic and diluted		6,435,000	6,435,000

Comprehensive income:
Net income		4,560,920	2,750,565
Foreign currency translation adjustment		5,293	293,959
Comprehensive income		4,566,213	3,044,524
Less: comprehensive income attributable to noncontrolling interest		(251,918)	(40,274)
		$4,314,295	$3,004,250

See notes to the consolidated financial statements

EVERCHARM HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in US$, except shares and per share data)

	Three Months Ended March 31,
	2010	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$4,560,920	$2,750,565
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expenses	691,116	569,081
Change in operating assets and liabilities:
Restricted cash	(1,098,900)	361,658
Accounts and notes receivable	(3,800,091)	(126,676)
Inventories	(4,742,303)	(1,254,550)
Prepayments and other receivables	412,088	(122,707)
Accounts and notes payable	6,232,103	494,103
Amount due to related party	(1,634,679)	(64,165)
Deferred tax	(7,590)	(7,597)
Accrued expenses and other payables	(200,877)	(343,123)
Tax payables	321,614	123,688
Net cash provided by operating activities	733,401	2,380,277

Cash flows from investing activities
Purchase of property, plant and equipment	(352,851)	(1,066,259)
Net cash used in investing activities	(352,851)	(1,066,259)

Cash flows from financing activities
Proceeds from short-term loans	5,567,760	-
Repayments of short-term loans	(4,981,680)	-
Net cash provided by financing activities	586,080	-
Effect of foreign currency exchange rate fluctuation on cash and cash equivalents	1,187	(10,689)
Net changes in cash and cash equivalents	967,817	1,303,329
Cash and cash equivalents, beginning of period	12,695,444	6,856,250
Cash and cash equivalents, end of period	$13,663,261	$8,159,579

Cash paid during the year for:
Interest paid	$144,205	$279,619
Income taxes paid	$534,362	$309,545

See notes to the consolidated financial statements

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

1.	PRINCIPAL ACTIVITIES AND ORGANIZATION

The accompanying consolidated financial statements include the financial statements of Evercharm Holdings Limited (the “Company” or “Evercharm”) and its subsidiaries, Zhejiang Great Shengda Packaging Co., Ltd (“Great Shengda”), Zhejiang Shengda Color Pre-printing Co. Ltd (“ShengdaColor”) and Hangzhou Shengming Paper Co., Ltd (“Hangzhou Shengming”). The Company and its subsidiaries are collectively referred to as the “Group”.

Principal activities

Evercharm was incorporated in BVI on September 15, 2004, and is a holding company without any operations.

Great Shengda, Evercharm’s wholly-owned subsidiary, was incorporated in Hangzhou city, Zhejiang province, People’s Republic of China(“PRC”) on December 22, 2004 with registered capital of US$6 million. Great Shengda is engaged in manufacturing and processing corrugated fibreboard boxes and paper board and package decoration printing and selling. Evercharm increased US$3 million capital through its related party, Shengda Group Co., Ltd. (the “SD Group”) on December 28, 2008, and Evercharm still maintains 100% control on Great Shengda.

Shengda Color, was incorporated in Hangzhou city, Zhejiang province, PRC on August 8, 2005 with register capital of RMB10 million, Shengda Color is 100% held by Great Shengda and is engaged in manufacturing and sale of paper boxes and paper board, and research and development of paper packing technology.

Hangzhou Shengmin, was incorporated in Hangzhou city, Zhejiang province, PRC on December 28, 2006 with register capital US$12 million, 50% held by Shengda Color and 50% held by Cheng Loong (Hangzhou) Investment Co., Ltd., (“Cheng Loong”), a company incorporated in Samoa. According to a share purchase agreement between Cheng Loong and Shengda Color dated on Nov 22, 2007, and the approval certificate issued on December 21, 2007 by Zhejiang Government, Shengda Color purchased 25% of the equity interest of Hangzhou Shengmin from Cheng Loong (the “Acquisition”) with cash consideration US$3 million. Hangzhou Shengmin became Shengda Color’s 75% subsidiary after the Acquistion.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation and consolidation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

The accompanying consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting only of normal recurring entries, which are necessary for a fair presentation of the results for the interim periods presented. These financial statements should be read in conjunction with the audited financial statements and notes for the fiscal year ended December 31, 2009. The results of operations for the interim periods presented are not indicative of the operating results to be expected for the Group’s fiscal year ending December 31, 2010.

Noncontrolling interest represents the ownership interests in the subsidiary that are held by owners other than the parent and is part of the equity of the consolidated group. The noncontrolling interest is reported in the consolidated statement of financial position within equity, separately from the parent’s equity. Net income or loss and comprehensive income or loss are attributed to the parent and the noncontrolling interest. If losses attributable to the parent and the noncontrolling interest in a subsidiary exceed their interests in the subsidiary’s equity, the excess, and any further losses attributable to the parent and the noncontrolling interest, is attributed to those interests.

(b)	Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Group to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

(c)	Cash and cash equivalents

Cash includes not only currency on hand but demand deposits with banks or other financial institutions. Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less. No cash and cash equivalents are restricted as to withdrawal or usage.

(d)	Restricted cash

Restricted cash represents the deposit held as compensating balances against bankers’ acceptances issued, amounting to US$5,501,250 and US$4,401,000 as of March 31, 2010 and December 31, 2009, respectively.

(e)	Accounts and notes receivable

Accounts receivable are recognized and carried at original sales amounts less an allowance for uncollectible accounts, as needed.

Accounts receivable are reviewed periodically as to whether they are past due based on contractual terms and their carrying value has become impaired. An allowance for doubtful accounts is recorded in the period in which loss is determined to be probable based on an assessment of specific evidence indicating doubtful collection, historical experience, account balance aging and prevailing economic conditions. Accounts receivable balances are written off after all collection efforts have been exhausted. No significant accounts receivable balance was written off for the three months ended March 31, 2010 and year ended December 31, 2009.

Notes receivable represent bankers’ acceptances that have been arranged with third-party financial institutions by certain customers to settle their purchases from us. These bankers’ acceptances are non-interest bearing and are collectible within six months. Such sales and purchasing arrangements are consistent with industry practices in the PRC.

There are no outstanding amounts from customers that individually represent greater than 10% of the total balance of accounts receivable for the periods presented.

(f)	Inventories

Inventories are stated at lower of cost or market. Cost is determined using weighted average method. Inventory embraces raw materials and supplies, work in process and finished goods. The variable production overheads are allocated to each unit of production on the basis of the actual use of the production facilities. The allocation of fixed production overheads to the costs of conversion is based on the normal capacity of the production facilities.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, a provision is accrued for the difference with charges to cost of sales.

(g)	Property, plant and equipment

Other than those acquired in a business combination as described in note 3, property, plant and equipment are stated at historical cost less accumulated depreciation and impairment. The historical cost of acquiring an item of property, plant and equipment includes the costs necessarily incurred to bring it to the condition and location necessary for its intended use. If an item of property, plant and equipment requires a period of time in which to carry out the activities necessary to bring it to that condition and location, the interest cost incurred during that period as a result of expenditures for the item is a part of the historical cost. This item is categorized as construction in progress and is not depreciated until substantially all the activities necessary to bring it to the condition and location necessary for its intended use are completed.

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

Depreciation of property, plant and equipment is calculated using the straight-line method (after taking into account their respective estimated residual value) over the estimated useful lives of the assets as follows.

	Years	Residual value
Buildings and improvements	5-20	5%-10%
Machinery	10	5%-10%
Office equipment	3-5	5%-10%
Motor vehicles	5	5%-10%

Depreciation of property, plant and equipment attributable to manufacturing activities is capitalized as part of inventories, and expensed to cost of goods sold when inventories are sold.

Expenditure for maintenance and repairs is expensed as incurred.

The gain or loss on the disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the consolidated statements of operations.

Construction in progress represented capital expenditure in respect of direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to the appropriate category of property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Construction in progress is not depreciated.

(h)	Impairment of long-lived assets

A long-lived asset (disposal group) classified as held for sale is measured at the lower of its carrying amount or fair value less cost to sell. A long-lived asset is not depreciated (amortized) while it is classified as held for sale. A gain or loss not previously recognized that results from the sale of a long-lived asset (disposal group) are recognized at the date of sale.

A long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. An impairment loss is recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). The assessment is based on the carrying amount of the asset (asset group) at the date it is tested for recoverability, whether in use or under development. An impairment loss is measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. There were no events or changes in circumstances that necessitated a review of impairment of long-lived assets as of March 31, 2010 and December 31, 2009, respectively.

(i)	Foreign currency translation and transactions

The Company’s functional currency is the United States dollar (“US$”). The functional currency of the Company’s subsidiaries in the PRC is Renminbi (“RMB”).

At the date a foreign currency transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction is measured initially in the functional currency of the recording entity by use of the exchange rate in effect at that date. The increase or decrease in expected functional currency cash flows upon settlement of a transaction resulting from a change in exchange rates between the functional currency and the currency in which the transaction is denominated is recognized as foreign currency transaction gain or loss that is included in determining net income for the period in which the exchange rate changes. At each balance sheet date, recorded balances that are denominated in a foreign currency are adjusted to reflect the current exchange rate.

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

The Company’s reporting currency is US$. Assets and liabilities of the PRC subsidiaries are translated at the current exchange rate at the balance sheet dates, and revenues and expenses are translated at the average exchange rates during the reporting periods. Translation adjustments are reported in other comprehensive income.

(j)	Commitments and contingencies

In the normal course of business, the Group is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, product and environmental liability, and tax matters. In accordance with SFAS No. 5, “Accounting for Contingencies” (“ASC Topic 450”), the Group records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Historically, the Group has not experienced any material service liability claims.

(k)	Appropriated retained earnings

The income of the Company’s PRC subsidiaries is distributable to its shareholder after transfer to reserves as required by relevant PRC laws and regulations and the subsidiaries’ articles of association. Appropriations to the reserves are approved by the respective boards of directors.

Reserves include statutory reserves and other reserves. Statutory reserves can be used to make good previous years’ losses, if any, and may be converted into capital in proportion to the existing equity interests of stockholders, provided that the balance after such conversion is not less than 25% of the registered capital. The appropriation of statutory reserve may cease to apply if the balance of the fund is equal to 50% of the entity’s registered capital. Pursuant to relevant PRC laws and articles of association of Great Shengda, Shengda Color and Hangzhou Shengming, the appropriation to the statutory reserves and other reserves is 15% of net profit after taxation of respective entity, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP might differ from those reflected in the statutory financial statements of the Company’s subsidiaries.

(l)	Revenue recognition

The Group recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue recognition” (“ASC Topic 605”). All of the following criteria must exist in order for the Group to recognize revenue:

(1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) price to the buyer is fixed or determinable; and (4) collectability is reasonably assured.

Delivery does not occur until products have been shipped to the customers, risk of loss has transferred to the customers and customers’ acceptance has been obtained, or the Company has objective evidence that the criteria specified in customers’ acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

In the PRC, value added tax (the “VAT”) of 17% on invoice amount is collected in respect of the sales of goods on behalf of tax authorities. The VAT collected is not revenue of the Company; instead, the amount is recorded as a liability on the balance sheet until such VAT is paid to the authorities.

(m)	Research and development costs

Research and development costs are expensed as incurred. These expenses consist of the costs of the Company’s internal research and development activities and the costs of developing new products and enhancing existing products. Research and development costs amounted to US$22,930 and US$79,060 for the three months ended March 31, 2010 and 2009 respectively were recorded in the general and administrative expenses.

 EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

(n)	Advertising

Advertising which generally represents the cost of promotions to create or stimulate a positive image of the Group or a desire to buy the Group’s products and services, are expensed as incurred. Advertising costs amounted to US$25,055 and US$5,472 for the three months ended March 31, 2010 and 2009 respectively were recorded in the administrative expenses.

(o)	Retirement and other postretirement benefits

Full-time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require that the PRC subsidiaries of the Group make contributions to the government for these benefits based on certain percentages of the employees’ salaries. The Group has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were approximately US$105,818 and US$90,986 for the three months ended March 31, 2010 and 2009, respectively.

(p)	Income taxes

The Group follows Statement of Financial Accounting Standard (“SFAS”) No. 109, “Accounting for Income Taxes” (“ASC Topic 740”) which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

(q)	Uncertain tax positions

The Group follows Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“ASC Topic 740”). ASC Topic 740 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. The Group did not have any interest and penalties associated with tax positions and did not have any significant unrecognized uncertain tax positions as of March 31, 2010 and December 31, 2009.

(r)	Earnings per share

Earnings per share are calculated in accordance with SFAS No. 128, “Earnings Per Share” (“ASC Topic 260”). Basic earnings per share is computed by dividing income attributable to holders of common shares by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares. The basis and diluted earnings per share for three months ended March 31, 2010 and 2009 were US$0.67 and US$0.42, respectively.

(s)	Comprehensive income

The Group follows SFAS No. 130, “Reporting Comprehensive Income” (“ASC Topic 220”), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC Topic 220 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. During the periods presented, the Group’s comprehensive income represents its net income and foreign currency translation adjustments.

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

(t)	Segment reporting

The Group operates and manages its business as a single segment. As the Group primarily generates its revenues from customers in the PRC, no geographical segments are presented.

(u)	Fair value measurements

Financial instruments include cash and cash equivalents, accounts and notes receivable, prepayments and other receivables, short-term loans, accounts and notes payable, other payables and amounts due to related party. The carrying amounts of these financial instruments approximate their fair value due to the short term maturities of these instruments.

The Group adopted SFAS No. 157, “Fair Value Measurements” (“ASC Topic 820-10”) on January 1, 2008 for all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). ASC Topic 820-10 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The Group has not adopted ASC Topic 820-10 for non financial assets and non financial liabilities, as these items are not recognized at fair value on a recurring basis.

ASC Topic 820-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC Topic 820-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(v)	Recently issued accounting standards

The Financial Accounting Standards Board (“FASB”) establishes the Accounting Standards Codification (“ASC”).

In June 2009, the FASB issued Accounting Standards Update No. 2009-01, “Generally Accepted Accounting Principles” (“ASC Topic 105”) which establishes the FASB Accounting Standards Codification (“the Codification” or “ASC”) as the official single source of authoritative U.S. GAAP. All then existing accounting standards were superseded. All other accounting guidance not included in the Codification then is considered non-authoritative. The Codification also includes all relevant Securities and Exchange Commission (“SEC”) guidance organized using the same topical structure in separate sections within the Codification.

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

Following the Codification, FASB does not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it issues Accounting Standards Updates (“ASU”) which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

The Codification is not intended to change U.S. GAAP, but it changes the way U.S. GAAP is organized and presented. The Codification is effective for our 2010 quarterly consolidated financial statements and the principal impact on our financial statements is limited to disclosures as all future references to authoritative accounting literature are referenced in accordance with the Codification. In order to ease the transition to the Codification, we are providing the Codification cross-reference alongside the references to the standards issued and adopted prior to the adoption of the Codification.

Fair Value Accounting

In April 2009, the FASB issued the following updates that provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities:

FASB Staff Position (“FSP”) FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“ASC Topic 820-10-65”). This update relates to determining fair values when there is no active market or where the price inputs being used represent distressed sales. It reaffirms the need to exercise judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive.

FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (“ASC topic 320-10-65”). This update applies to investments in debt securities for which other-than-temporary impairments may be recorded. If an entity’s management asserts that it does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the security before recovery of its cost basis, then an entity may separate other-than-temporary impairments into two components: 1) the amount related to credit losses (recorded in earnings) and 2) all other amounts (recorded in Other comprehensive income).

FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“ASC Topic 820-10-65”). This update requires a public traded company to disclosure about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods.

The above FSPs are effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The Group believes the adoption of the above guidance does not have a material effect on its financial statements.

In August 2009, FASB issued ASU No. 2009-05 which amends ASC Topic 820-10, “Fair Value Measurements and Disclosures – Overall” to provide guidance on the fair value measurement of liabilities. This update requires clarification for circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1) a valuation technique that uses either the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as an asset; or 2) another valuation technique that is consistent with the principles in ASC Topic 820 such as the income and market approach to valuation. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update further clarifies that if the fair value of a liability is determined by reference to a quoted price in an active market for an identical liability, that price would be considered a Level 1 measurement in the fair value hierarchy. Similarly, if the identical liability has a quoted price when traded as an asset in an active market, it is also a Level 1 fair value measurement if no adjustments to the quoted price of the asset are required. This authoritative guidance is effective for fiscal years beginning on or after June 15, 2010. The Group does not expect the adoption of this guidance to have a material effect on its Financial Statements.

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

Business Combinations

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“ASC Topic 805”). This guidance requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. That replaces cost-allocation process of SFAS No. 141, “Business Combinations” (SFAS 141), which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. This guidance also requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values. In a bargain purchase in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree, this guidance requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer.

This guidance is required to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. There was no business combination occurred for the three months ended March 31, 2010.

In April 2009, the FASB issued Staff Position No. FSP FAS 141(R)-1,“Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“ASC Topic 805-20”). This updated guidance amended the accounting treatment for assets and liabilities arising from contingencies in a business combination and requires that pre-acquisition contingencies be recognized at fair value, if fair value can be reasonably determined. If fair value cannot be reasonably determined, measurement should be based on the best estimate in accordance with SFAS No. 5, “Accounting for Contingencies” (“ASC Topic 450”). The Group does not have any assets acquired or liabilities assumed in a business combination that arise from contingencies.

Other Accounting Changes

In December 2007, the FASB issued SFAS No.160, “Noncontrolling Interests in Consolidated Financial Statements (as amended)” (“ASC Topic 810-10”). This guidance establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. It changes the way the consolidated income statement is presented and requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It eliminates the requirement to apply purchase accounting to a parent's acquisition of noncontrolling ownership interests in a subsidiary. It requires that the noncontrolling interest continue to be attributed its share of losses even if that attribution results in a deficit noncontrolling interest balance. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. This guidance shall be applied prospectively as of the beginning of the fiscal year in which this guidance is initially applied, except for the presentation and disclosure requirements. The Group has retrospectively apply the presentation and disclosure requirements for all periods presented and believes the adoption of this guidance had no material effect on its financial position and results of operations.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“ASC Topic 855”), which is effective for interim or annual financial periods ending after June 15, 2009. ASC Topic 855 establishes general standards of accounting and disclosure of events that occur after the balance sheet but before financial statements are issued or are available to be issued. However, since the Group is a public entity, management is required to evaluate subsequent events through the date that financial statements are issued and disclose the date through which subsequent events have been evaluated, as well as the date the financial statements were issued. This authoritative guidance became effective for interim or annual periods ending after June 15, 2009. The adoption of this guidance did not have a material effect on the Group’s financial statements.

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

In February 2010, FASB issued ASU No. 2010-09 (“ASC Topic 855”) which removes the requirement for an SEC filer to disclose a date in both issued and revised financial statements. This amendment shall be applied prospectively for interim or annual financial periods ending after June 15, 2010. The management does not believe the adoption will have a material effect on the Group’s financial statements.

During 2009 and 2010, the FASB has issued several ASU’s – ASU No. 2009-02 through ASU No. 2010-13. Except for ASU’s No. 2009-05 discussed above, the ASU’s entail technical corrections to existing guidance or affect guidance related to specialized industries or entities and therefore have minimal, if any, impact on the Group.

(w)	Concentration of Risks

Concentration of Credit Risk

Assets that potentially subject the Group to significant concentration of credit risk primarily consist of cash and cash equivalents, accounts and notes receivable. As of March 31, 2010 and December 31, 2009, substantially all of the Group’s cash and cash equivalents were deposited in financial institutions located in the PRC, which management believes are of high credit quality. Accounts receivable are typically unsecured and are derived from revenue earned from customers in the PRC. The risk with respect to accounts receivable is mitigated by credit evaluations the Group performs on its customers and its ongoing monitoring process of outstanding balances.

Concentration of Customers

There are no revenues from any other customers which individually represent greater than 10% of the total revenues for the three months ended March 31, 2010.

Current vulnerability due to certain other concentrations

The Group’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 30 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

The Group transacts all of its business in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “PBOC”). However, the unification of the exchange rates does not imply that RMB may be readily convertible into US$ or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

Additionally, the value of RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

3.	BUSINESS COMBINATION

On November 22, 2007, Shengda Color signed an equity purchase agreement with Cheng Loong to acquire 25% of the equity interests of Hangzhou Shengming from Cheng Loong (“Acquisition”). The consideration was US$3 million in cash, which was paid to Cheng Loong in March 2008. The closing date of the Acquisition was December 21, 2007, on which the Certificate of Approval was issued by Zhejiang province government. After the closing date of the Acquisition, Shengda Color owned 75% equity interests of Hangzhou Shengming and became the parent company of Hangzhou Shengming. Therefore, the Acquisition was accounted for as a business combination in accordance with SFAS No. 141, “Business Combinations” (SFAS 141).

According to SFAS 141, intangible assets were recognized as assets apart from goodwill if they arose from contractual or other legal rights or they were separable. The cost of acquisition of Hangzhou Shengming was allocated to the assets acquired and liabilities assumed based on their estimated fair values at date of acquisition. The sum of the amounts assigned to assets acquired and liabilities assumed exceeded the cost of acquisition, which was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to all of the acquired assets except (a) financial assets, (b) deferred tax assets, and (c) any other current assets.

Deferred tax liability and asset were recognized for the deferred tax consequences of differences between the tax bases and the recognized values of assets acquired and liabilities assumed in the business combination in accordance with SFAS No. 109, “Accounting for Income Taxes” (“ASC Topic 740-10”).

In accordance with SEC Regulation S-X Rule 3-05, Hangzhou Shengming was not a significant subsidiary as of the acquisition date, therefore no separate audited financial statements are presented. The results of operations of Hangzhou Shengming for the year ended December 31, 2007 had been consolidated as though it had been acquired at the beginning of the year.

The following condensed balance sheet summarizes the amounts assigned to each major asset and liability caption of Hangzhou Shengming at the acquisition date:

Current assets	$12,814,387
Tangible non-current assets	6,177,159
Customer relationship	1,589,340
Deferred tax asset	510,576
Total assets acquired	21,091,462

Current liabilities	5,855,663
Deferred tax liability	207,131
Total liabilities assumed	6,062,794
Net identifiable assets acquired	$15,028,667

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

4.	ACCOUNTS AND NOTES RECEIVABLE, NET

Accounts and notes receivable consist of the following:

	March 31,	December 31,
	2010	2009
	(Unaudited)
Notes receivable	$5,077,018	$3,771,286
Accounts receivable	17,312,649	14,813,623
Less: allowance for doubtful accounts	-	-
	$22,389,667	$18,584,909

5.	INVENTORIES

Inventories consist of the following:

	March 31,	December 31,
	2010	2009
	(Unaudited)
Raw materials	$10,479,121	$7,539,464
Finished goods	2,774,919	966,447
	$13,254,040	$8,505,911

6.	PREPAYMENTS AND OTHER RECEIVABLES

Prepayments and other receivables consist of the following:

	March 31,	December 31,
	2010	2009
	(Unaudited)
Prepayments	$558,618	$1,128,591
Other receivables	346,371	188,993
	$904,989	$1,317,584

7.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following:

	March 31,	December 31,
	2010	2009
	(Unaudited)
Buildings and improvements	$1,416,396	$1,339,277
Machinery	23,799,842	23,777,896
Office equipment and furnishing	366,243	445,153
Motor vehicles	1,048,039	930,799
Construction in progress	361,894	157,674
	26,992,414	26,650,799
Less: accumulated depreciation	(8,552,573)	(7,957,311)
	$18,439,841	$18,693,488

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

The Group recorded depreciation expenses of US$606,200 and US$482,311 for the three months ended March 31, 2010 and 2009, respectively.

No property, plant and equipment were pledged as collateral for bank loans as of March 31, 2010 and December 31, 2009.

8.	CUSTOMER RELATIONSHIP, NET

Customer relationship acquired as part of a business combination is accounted for in accordance with SFAS No. 141, “Business Combinations”, and is amortized using straight-line method over its estimated useful life of five years.

The customer relationship is summarized as follows:

	March 31,	December 31,
	2010	2009
	(Unaudited)
Customer relationship	$1,700,629	$1,700,629
Less: accumulated amortization	(765,283)	(680,252)
	935,346	$1,020,377

Total amortization expenses were US$84,916 and US$86,770 for the three months ended March 31, 2010 and 2009, respectively. At March 31, 2010 customer relationship has a remaining useful life of three years, and will be amortized at US$255,514 in 2010, US$339,916 in 2011 and 2012, respectively.

9.	SHORT-TERM LOANS

Short-term loans consist of the following:

	March 31, 2010 (unaudited)			December 31, 2009
	Interest	Maturity		Interest	Maturity
Lender	rate	date	Balance	rate	date	Balance

Bank of China	4.860%	Jun 15,2010	$2,640,600	4.860%	Jan 22, 2010	$2,640,600
	4.860%	Aug 3,2010	2,934,000	4.860%	Apr 19, 2010	1,467,000
	4.860%	Sep 5,2010	2,934,000	4.860%	May 11, 2010	4,401,000
				4.860%	Jun 21, 2010	2,200,500
Subtotal			$8,508,600			$10,709,100

Agricultural
Bank of China	4.374%	Jun 30, 2010	146,700	4.374%	Jun 30, 2010	146,700
	4.374%	Sep 5,2010	2,787,300
Total			$11,442,600			$10,855,800

All of short-term loans were denominated in RMB for working capital purpose and were guaranteed by SD Group, with average balances of US$13,007,400 and US$17,464,155 and weighted average interest rates of 4.707% and 4.805% for the three months ended March 31, 2010 and year ended December 31, 2009, respectively.

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

The following table summarizes the unused lines of credit:

	March 31, 2010 (unaudited)				December 31, 2009
	Starting	Maturity	Facility	Unused	Starting	Maturity	Facility	Unused
Lender	date	date	amount	facility	date	date	amount	facility
	September	August 28,			September ,	August 28
Bank of China	10, 2009	2010	$22,005,000	$13,496,400	10, 2009	2010	$22,005,000	$11,295,900
Agricultural Bank of	December 30,	December			March 12,	March 12,
China	2009	22, 2010	4,401,000	1,467,000	2009	2010	11,002,500	11,002,500
					December	December 22,
					30, 2009	2010	4,401,000	4,254,300
Total			$26,406,000	$14,963,400			$37,408,500	$26,552,700

The above lines of credit were guaranteed by SD Group for working capital and general corporate purposes. The unused credit facilities can be withdrawn upon demand.

10.	ACCOUNTS AND NOTES PAYABLE

Accounts and notes payable consist of the following:

	March 31,	December 31,
	2010	2009
	(Unaudited)
Notes payable	$6,601,500	$5,868,000
Accounts payable	13,483,282	7,977,023
	$20,084,782	$13,845,023

11.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of the end of the periods presented consist of the following:

	March 31,	December 31,
	2010	2009
	(Unaudited)
Advance from customers	$-	$276,801
Payroll and welfare payable	132,792	184,601
Other payables	442,361	367,562
Accrued expenses	580,491	505,495
Other current liabilities	75,942	98,251
	$1,231,586	$1,432,710

12.	RELATED PARTY TRANSACTION

Related party balances are as follows:

	March 31,	December 31,
	2010	2009
	(Unaudited)
Amounts due to SD Group.	$775,021	$2,411,708

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

The related party balances were expenses or purchases paid by SD Group on behalf of the Group, which will be settled in short term. They are none interest bearing and are repayable within one year.

Significant related party transaction included lease of lands and offices from related parties are as follows:

		Three Months Ended March 31,
Related parties	Relationship	2010	2009
		(Unaudited)	(Unaudited)
Hangzhou New Shengda	Controlled by the same
Investment Limited	ultimate stockholders	$61,659	$61,714
Zhejiang Shuang Ke Da	Controlled by the same
Weaving Co., Ltd	ultimate stockholders	43,956	43,995
SD Group	Controlled by the same
	ultimate stockholders	65,934	65,993
		$171,549	$171,702

The lease prices were determined with reference to market prices.

13.	RESTRICTED NET ASSETS

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of dividends from its PRC subsidiaries. As described in note 2(k), the net income of the Company’s PRC subsidiaries is distributable only after sufficient appropriation of reserves.

Amounts restricted include paid-in capital and reserve funds of the Company’s PRC subsidiaries as determined pursuant to the PRC accounting standards and regulations, totaling approximately US$14,635,830 and US$14,635,830 as of March 31, 2010 and December 31, 2009, respectively; therefore in accordance with Rules 504 and 4.08 (e) (3) of Regulation S-X, the condensed parent company only financial statements are disclosed in note 15.

14.	TAXATION

Taxes payable are composed of the following:

	March 31,	December 31,
	2010	2009
	(Unaudited)
VAT payable	$557,346	$1,065,498
Income tax payable	1,853,920	1,024,269
Witholding tax payable	660,150	660,150
Other taxes payable	4,840	4,330
	$3,076,256	$2,754,247

The Company and its consolidated entities each files tax returns separately.

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

1)	Value Added Tax (“VAT”)

Pursuant to the Provisional Regulation of the PRC on VAT and their implementing rules, all entities and individuals (“taxpayers”) that are engaged in the sale of products in the PRC are generally required to pay VAT at a rate of 17% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayers. Further, when exporting goods, the exporter is entitled to a portion of or all the refund of VAT that it has already paid or incurred.

The Group’s PRC subsidiaries are subject to VAT at 17% for their revenues.

2)	Income tax

BVI

Incorporated in BVI, the Company is governed by the income tax law of BVI. According to current BVI income tax law, the applicable income tax rate for the Company is 0%.

PRC

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to state and local income taxes within the PRC at the applicable tax rate on the taxable income. On March 16, 2007, the National People’s Congress of the PRC enacted a new Enterprise Income Tax Law (“Enterprise Income Tax Law”) under which foreign invested enterprises and domestic companies would be subject to Enterprise Income Tax Law at a uniform rate of 25%. The Enterprise Income Tax Law became effective on January 1, 2008.

In accordance with relevant tax laws and regulations of the PRC, Great Shengda is qualified as a manufacturing foreign-invested enterprise and thus was entitled to a tax holiday of two years full-exemption beginning with the first profitable year net of all loss carryforwards from the previous five years, followed by three years of taxation at half of the normal tax rate. Great Shengda’s first tax profitable year is 2005, therefore it did not have to pay income tax for calendar years of 2005 and 2006, and was subject to income tax at a rate of 13.2%, 12.5% and 12.5 % for calendar years of 2007, 2008 and 2009. The income tax rate became 25% from fiscal year of 2010.

Shengda Color is a manufacturing domestic enterprise and was not entitled to any tax holiday. Shengda Color’s first tax profitable year is 2009 and started to pay income tax in calendar year of 2009.

Hangzhou Shengming is qualified as a manufacturing foreign-invested enterprise and thus was entitled to a tax holiday of two years full-exemption beginning with the first profitable year net of all loss carryforwards from the previous five years, followed by three years of taxation at half of the normal tax rate. Hangzhou Shengming’s first tax profitable year is 2007, therefore it did not have to pay income tax for calendar years of 2007 and 2008, and was subject to income tax at a rate of 12.5 % for calendar years of 2009, 2010 and 2011.

Under the Enterprise Income Tax Law, dividends, interests, rent, royalties and gains on transfers of property payable by a foreign-invested enterprise in the PRC to their foreign investors who are a non-resident enterprises will be subject to a 20% withholding tax, unless such non-resident enterprise’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a reduced rate of withholding tax. BVI, where Evercharm was incorporated and Samoa, where Chengloong was incorporated, have a tax treaty with the PRC and a reduced rate of 10% withholding tax is applicable to dividends paid out of the net profits generated since January 1, 2008 by the Company’s PRC subsidiaries, to the Company and Chengloong. Great Shengda declared a dividend distribution to Evercharm in 2008, totaling RMB45 million (US$6.5 million) and withholding tax of RMB4.5 million (US$0.65 million) was accrued accordingly.

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

The following table reconciles the Group’s effective tax for the periods presented:

	Three Months Ended March 31,
	2010	2009
	(Unaudited)	(Unaudited)
Expected enterprise income tax at statutory tax rate	$1,481,233	782,143
Effect of tax holiday	(117,220)	(374,828)
Expenses non-deductable for tax purpose	-	4,442
Additional deductable expenses	-	(33,753)
Effective enterprise income tax	$1,364,013	378,004

The significant components of income tax expense are as follows:

	Three Months Ended March 31,
	2010	2009
	(Unaudited)	(Unaudited)
Current tax expenses	$1,371,609	385,601
Deferred tax benefits	(7,596)	(7,597)
Income tax expenses	$1,364,013	378,004

Deferred tax assets and deferred tax liabilities reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purpose and the tax bases used for income tax purpose. The following represents the tax effect of each major type of temporary difference:

	March 31,	December 31,
	2010	2009
	(Unaudited)
Effect of deductible temporary differences between assigned value of property, plant and equipment and their tax bases in a business combination	$423,403	$437,062
Effect of taxable temporary differences between assigned value of customer relationship and its tax base in a business combination	$(233,837)	$(255,094)

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

15.	PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

Condensed balance sheets

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current asset
Cash and cash equivalents	$1,808	$1,808

Non-current asset
Investment in Great Shengda	37,895,409	33,580,496
	$37,897,217	$33,582,304

Commitments and contingencies	-	-

LIABILITIES AND EQUITY
Current liability
Amount due to Great Shengda	3,225,512	3,225,512

Stockholders' equity
Common stock (US$1 par value, 6,435,000 shares
authorized, issued and outstanding)	6,435,000	6,435,000
Additional paid-in capital	2,640,106	2,640,106
Unappropriated retain earnings	25,596,599	21,281,686
Total stockholders’ equity	34,671,705	30,356,792

	$37,897,217	$33,582,304

Condensed statements of income

	Three Months Ended December 31,
	2010	2009
	(Unaudited)	(Unaudited)
Operating income
Equity in profit of Great Shengda	$4,314,913	$2,968,718
Net income	$4,314,913	$2,968,718

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

Condensed cash flow statements

	Three Months Ended December 31,
	2010	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$4,314,913	$2,968,718
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in profit of Great Shengda	$(4,314,913)	$(2,968,718)

Net cash provided by operating activities	-	-
Net change in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of period (year)	1,808	1,808
Cash and cash equivalents, end of period (year)	$1,808	$1,808

Basis of Presentation

For the presentation of the parent company only condensed financial information, the Company records its investment in subsidiaries under the equity method of accounting as prescribed in APB opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock” (“ASC topic 323”). Such investment is presented on the balance sheets as “Investment in Great Shengda” and 100% of the subsidiary profit or loss as “Equity in profit of Great Shengda” on the statements of operations.

15.	COMMITMENTS AND CONTINGENCIES

The Group did not have any significant capital commitment as of March 31, 2010 and December 31, 2009.

The Group has entered into operating lease agreements for offices and plants. The estimated annual rental expense for lease commitment is as follows:

Year	Amount
2010	$522,826
2011	254,275
2012	254,275
2013	7,355
2014 and thereafter	7,355
$1,046,086

The Group is not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have a material adverse effect on the business, financial condition or results of operations.

The Group did not record any contingencies as of March 31, 2010 and December 31, 2009.

EVERCHARM HOLDING LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Amounts in US$, except shares and per share data)

17.	SUBSEQUENT EVENT

As of May 24, 2010, which is the consolidated financial statements issuance date, Management identified the following subsequent events:

On April 8, 2010, Evercharm entered into a Share Exchange Agreement with Healthplace Corporation, a Nevada corporation (“Healthplace”) and Shengda (Hangzhou) Holdings Limited (“Shengda Holdings”), the sole shareholder of Evercharm. The closing of the transaction (the “Closing”) took place on April 8, 2010 (the “Closing Date”).

On the Closing Date, pursuant to the terms of the Share Exchange Agreement, Healthplace acquired all the common stock of Evercharm (the "Interests") from Shengda Holdings; and the Shengda Holdings transferred and contributed all of their Interests to Healthplace. In exchange, Healthplace newly issued 26,962,000[A9] common stock, par value $0.001 and transferred 638,000 existing shares of its common stock, totaling 27,600,000 shares, which constituted 92% of its outstanding common stock on a fully-diluted basis, to Shengda Holdings.

As a result of the Share Exchange, Evercharm became a wholly owned subsidiary of Healthplace. The sole director of Healthplace has approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement. The directors of Evercharm have approved the Share Exchange Agreement and the transactions contemplated thereunder.

On April 8, 2010, Healthplace amended its articles of incorporation and changed its name from “Healthplace Corporation” to “China Packaging Group Inc.” to more accurately reflect its new business.